As filed with the Securities and Exchange Commission on October 22, 2009.

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CULLEN AGRICULTURAL HOLDING CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-0863248
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

22 Barnett Shoals Road Watkinsville, GA	30677
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	333-161773
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 per share
(Title of Class)

Warrants to Purchase Common Stock
(Title of Class)

Item 1.                      Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the common stock and warrants to purchase common stock of Cullen Agricultural Holding Corp. (the “Company”).  The descriptions of the common stock and warrants to purchase common stock contained under the heading “Description of Securities” in the registration statement on Form S-4 to which this Form 8-A relates, initially filed with the Securities and Exchange Commission on September 8, 2009, as amended from time to time (File No. 333-161773) (the “Registration Statement”), and in the final prospectus thereto, filed on October 14, 2009, are incorporated herein by reference.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2.                      Index to Exhibits.

3.1	Form of Amended and Restated Certificate of Incorporation. (1)
4.1	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Company (as successor in interest to Triplecrown Acquisition Corp.). (1)
4.2	Specimen Common Stock Certificate. (1)
4.3	Specimen Warrant Certificate. (1)
4.4	Amendment No. 1 to Warrant Agreement between Continental Stock Transfer & Trust Company, Triplecrown Acquisition Corp. and the Company. (1)
___________________
(1)
Incorporated by reference to the corresponding exhibit of the same number filed with the Company’s Registration Statement on Form S-4, as amended, which was initially filed with the Securities and Exchange Commission on September 8, 2009.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CULLEN AGRICULTURAL HOLDING CORP.

Date: October 22, 2009	By:	/s/ Eric J. Watson
Eric J. Watson
Chief Executive Officer